Exhibit 12.1

                          HRPT PROPERTIES TRUST
            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
              (dollars in thousands, except ratio amounts)


                                                                 For the Years Ended December 31,
                                           ------------------------------------------------------------------------------
                                                1998             1997             1996            1995          1994
                                           ---------------- ---------------- --------------- --------------- ------------
Income before gain on sale of properties
   and extraordinary items                 $       146,656  $       112,204  $       77,164  $       61,760  $    57,878
Fixed charges                                       66,253           38,564          23,279          26,218       10,096
                                           ---------------- ---------------- --------------- --------------- ------------
Adjusted Earnings                          $       212,909  $       150,768  $      100,443  $       87,978  $    67,974
                                           ================ ================ =============== =============== ============

Fixed Charges:
Interest expense                           $        64,326  $        36,766  $       22,545  $       24,274  $     8,965
Amortization of deferred financing costs             1,927            1,798             734           1,944        1,131
                                           ---------------- ---------------- --------------- --------------- ------------
Total Fixed Charges                        $        66,253  $        38,564  $       23,279  $       26,218  $    10,096
                                           ================ ================ =============== =============== ============

Ratio of Earnings to Fixed Charges                    3.2x             3.9x            4.3x            3.4x         6.7x
                                           ================ ================ =============== =============== ============